                                                                   Exhibit _1(a)

                              BGE Capital Trust II

                         __% Trust Preferred Securities
                      (Liquidation amount $25 per security)
                       guaranteed to the extent the Trust
                             has available funds by
                       BALTIMORE GAS AND ELECTRIC COMPANY

                                     FORM OF
                               PURCHASE AGREEMENT

                              BGE Capital Trust II

                         ___% Trust Preferred Securities
                     (Liquidation amount $_25 per security)
                       guaranteed to the extent the Trust
                             has available funds by

                       BALTIMORE GAS AND ELECTRIC COMPANY


                               PURCHASE AGREEMENT


                                  _______, 2003

Baltimore Gas and Electric Company
750 E. Pratt Street, 16th Floor
Baltimore, Maryland  21202

Dear Sirs:

     1. INTRODUCTORY. Referring to the ___% Trust Preferred Securities due ____ (the "Preferred Securities") of BGE Capital Trust II (the "Trust"), the __% BGE Deferrable Interest Subordinated Debentures, due ___, _ (the "Subordinated Debentures") and the Guarantee Agreement (the "Guarantee" and, together with the Preferred Securities and the Subordinated Debentures, the "Registered Securities") between Baltimore Gas and Electric Company (the "Company")and The Bank of New York, as trustee thereunder (the "Guarantee Trustee"), covered by the registration statement on Form S-3 (No. 333-____) (such registration statement, including (i) the prospectus included therein (such prospectus in the form first filed under Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), including each document incorporated by reference therein is hereinafter called the "Prospectus") and (ii) all documents filed as part thereof or incorporated by reference therein, together with the registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Act, are hereinafter collectively called the "Registration Statement") on the basis of the representations, warranties and agreements contained in this Agreement, but subject to the terms and conditions herein set forth, the purchaser or purchasers named in Schedule A hereto (the "Purchasers") agree to purchase, severally, and the Trust agrees to sell to the Purchasers, severally, the respective number of Preferred Securities set forth opposite the name of each Purchaser on Schedule A hereto.

     The Subordinated Debentures will be issued under the Indenture between the Company and The Bank of New York as trustee thereunder (the "Debenture Trustee"), dated as of the June 15, 1998, to be supplemented by the Second Supplemental Indenture thereto relating to the Subordinated Debentures (collectively the "Indenture") and the Preferred Securities will be issued under the Amended and Restated Declaration of Trust for BGE Capital Trust II among the Company, as depositor, and the trustees named therein (the "Declaration") to be dated as of the Closing Date (as herein defined).

     The Preferred Securities will have the following terms:

     Fixed Distribution rate (if applicable): __________% per annum
                                            (accruing from _______)

     Distribution Payment Dates:            and

     Stated Maturity:

     Redeemable by the Company on or after at 100% of their Liquidation Amount, plus accrued and unpaid distributions to the date of redemption

          2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE TRUST. The Company and the Trust each represents and warrants to and agrees with each Purchaser that:

          (a) The Registration Statement has been filed with the Securities and Exchange Commission ("Commission") and has become effective.

          (b) The Registration Statement conforms in all respects to the requirements of the Act and the pertinent published rules and regulations of the Commission thereunder (the "33 Act Rules and Regulations") and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements or omissions in such document based upon written information furnished to the Trust or the Company by any Purchaser specifically for use therein. The documents incorporated by reference in the Registration Statement or the Prospectus pursuant to Item 12 of Form S-3 of the Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the pertinent published rules and regulations thereunder (the "Exchange Act Rules and Regulations"). Any additional documents deemed to be incorporated by reference in the Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) The Trust has conducted and will conduct no business other than the transactions contemplated by this Agreement and described in the Prospectus with respect to the Registered Securities; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Declaration and the agreements and instruments contemplated by the Declaration and described in the Prospectus with respect to the Registered Securities; and the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Declaration and described in the Prospectus with respect to the Registered Securities.

          (d) The financial statements contained in the Registration Statement comply with Regulation G under Item 10 of Regulation S-K under the Act.

          3. DELIVERY AND PAYMENT. The price at which the Trust Preferred Securities shall be purchased from the Company by the Purchasers shall be $25 per Preferred Security plus accrued distributions, if any, from _____________. The Trust will deliver the Preferred Securities to you for the accounts of the Purchasers, against payment of the purchase price by certified or official bank check or checks in same day or New York or Baltimore Clearing House funds drawn to the order of the Trust, at the office of the Company, 750 E. Pratt Street, 16th Floor, Baltimore, Maryland, at a.m. on , 2003 or at such other time not later than seven full business days thereafter as you and the Company determine, such time being herein referred to as the "Closing Date." The Preferred Securities will be represented by a permanent global security (each such security being referred to herein as a "Book-Entry Preferred Security"), registered in the name of The Depository Trust Company, as depositary (the "Depositary"), or a nominee of the Depositary. Beneficial interests in Book-Entry Preferred Securities will only be evidenced by, and transfers thereof will only be effected through, records maintained by the Depositary's participants.

     As compensation to the Purchasers for their commitments hereunder, and in view of the fact that the proceeds of the sale of the Preferred Securities will be used by the Trust to purchase the Subordinated Debentures of the Company, the Company hereby agrees to pay at the Closing Date to ________, for the accounts of the several Purchasers, an amount equal to $__ per Preferred

Security, except that such commission will be $__ per Preferred Security sold to certain institutions.

     4. OFFERING BY THE PURCHASERS. The several Purchasers propose to offer the Preferred Securities for sale to the public as set forth in the Prospectus.

     5. COVENANTS OF THE TRUST AND THE COMPANY. Each of the Company and Trust jointly and severally, covenants and agrees with the several Purchasers that:

          (a) It will promptly cause the Prospectus to be filed with the Commission as required by Rule 424.

          (b) For as long as a prospectus relating to the Preferred Securities is required to be delivered under the Act, if any event relating to or affecting the Trust or the Company or of which the Trust or the Company shall be advised in writing by the Purchasers shall occur which, in the Company's and the Purchaser's opinion, should be set forth in a supplement or amendment to the Prospectus in order either to make the Prospectus comply with the requirements of the Act or which would require the making of any change in the Prospectus so that as thereafter delivered to purchasers such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company and the Trust will promptly amend or supplement the Prospectus by either (i) preparing and filing with the Commission supplement(s) or amendment(s) to the Prospectus, or (ii) making an appropriate filing pursuant to the Exchange Act, which will supplement or amend the Prospectus so that, as supplemented or amended, the Prospectus when the Prospectus is delivered to a purchaser will comply with the Act and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Prior to any such filing, the Company shall give oral notice to the Purchasers.

          (c) The Company will make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including at the option of the Company Rule 158).

          (d) The Company or the Trust will furnish to you copies of the following documents, in each case as soon as available after filing and in such quantities as you reasonably request

     (i) the Registration Statement relating to the Preferred Securities as originally filed and all pre-effective amendments thereto (at least one of which will be signed and will include all exhibits except those incorporated by reference to previous filings with the Commission); (ii) each prospectus relating to the Preferred Securities; and (iii) during the time when a prospectus relating to the Preferred Securities is required to be delivered under the Act, all post-effective amendments and supplements to the Registration Statement or Prospectus, respectively (except supplements relating to securities that are not Preferred Securities).

          (e) The Company and the Trust will take such action as the Purchasers may reasonably request to obtain the qualification of the Preferred Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required for the distribution, provided, however, that neither the Trust nor the Company shall be required to qualify as a foreign corporation or to file any consent to service of process under the laws of any jurisdiction or to comply with any other requirements deemed by the Company to be unduly burdensome.

          (f) During the period of five years after the Closing Date, the Company will furnish to you, and upon request, to each of the other Purchasers (unless such reports are available electronically on the Commission's website or the Company's website): (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year, (ii) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (iii) from time to time, such other information concerning the Company as you or the Trust may reasonably request.

          (g) The Company will pay all expenses incident to the performance of its and the Trust's obligations under this Agreement, and will reimburse the Purchasers for any expenses (including Blue Sky fees not exceeding $6,000 and disbursements of counsel) incurred by them in connection with qualification of the Preferred Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as you designate and the printing or reproduction of memoranda relating thereto, for any filing fees charged by investment rating agencies for the rating of the Preferred Securities, for any expenses incurred in connection with listing the Preferred Securities on a national securities exchange and for expenses incurred in distributing prospectuses to the Purchasers.

          (h) It will not offer, sell, contract to sell or otherwise dispose of any Preferred Securities, any other preferred beneficial interests in the Trust or any securities of BGE which are substantially similar to the Subordinated Debentures, the Guarantee or the Preferred Securities, or any securities convertible into or exchangeable for or representing the right to receive any of the aforementioned securities, until the later of (i) the termination of trading restrictions for the Preferred Securities, as notified to the Company by the Purchasers and (ii) the Closing Date, without the consent of the Purchasers.

          (i) If the Company and the Trust elect to rely upon Rule 462(b), they shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

          (j) The Company will issue the Guarantee and the Subordinated Debentures concurrently with the issuance and sale of the Preferred Securities as contemplated herein; and

          (k) It will use its best efforts to list, subject to notice of issuance, (i) the Preferred Securities and (ii) the Subordinated Debentures, upon any distribution upon the liquidation of the Trust to holders of the Preferred Securities, in each case on the New York Stock Exchange.

          6. CONDITIONS OF THE OBLIGATIONS OF THE PURCHASERS. The obligations of the several Purchasers to purchase and pay for the Preferred Securities will be subject to the accuracy of the representations and warranties on the part of the Trust and the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Trust and the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) Subsequent to the signing of this Agreement, you shall have received a letter of PricewaterhouseCoopers LLP, dated the Closing Date, confirming that they are independent public accountants within the meaning of the Act and the 33 Act Rules and Regulations, and stating in effect that:

               (i) In their opinion, the consolidated financial statements and supporting schedules audited by them which are included in the Company's Form 10-K dated __________(the "Form 10-K"), which is incorporated by reference in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the 33 Act Rules and

          Regulations and the Exchange Act and the Exchange Act Rules and Regulations;

               (ii) On the basis of procedures specified in such letter (but not an audit in accordance with generally accepted auditing standards), including reading the minutes of meetings of the shareholders, the Board of Directors and the Executive Committee of the Company since the end of the year covered by the Form 10-K as set forth in the minute books through a specified date not more than five days prior to the Closing Date, performing procedures specified in Statement on Auditing Standards (SAS) No.71, Interim Financial Information, which has been superceded by SAS 100, Interim Financial Information, on the unaudited interim consolidated financial statements of the Company incorporated by reference in the Registration Statement, if any, and reading the latest available unaudited interim consolidated financial statements of the Company, and making inquiries of certain officials of the Company who have responsibility for financial and accounting matters as to whether the latest available financial statements not incorporated by reference in the Registration Statement are prepared on a basis substantially consistent with that of the audited consolidated financial statements incorporated in the Registration Statement, nothing has come to their attention that has caused them to believe that (1) any unaudited consolidated financial statements incorporated by reference in the Registration Statement do not comply in form in all material respects with the applicable requirements of the Act and the 33 Act Rules and Regulations and the Exchange Act and the Exchange Act Rules and Regulations or any material modifications should be made to those unaudited consolidated financial statements for them to be in conformity with generally accepted accounting principles; (2) at the date of the latest available balance sheet not incorporated by reference in the Registration Statement there was any change in the capital stock, increases in long-term debt or decrease in consolidated net assets or common shareholders' equity as compared with the amounts shown in the latest balance sheet incorporated by reference in the Registration Statement or for the period from the closing date of the latest income statement incorporated by reference in the Registration Statement to the closing date of the latest available income statement read by them there were any decreases, as compared with the corresponding period of the previous year, in operating revenues, operating income, net income, or in earnings per share of common stock except in all instances of changes or decreases that the Registration Statement discloses have occurred or may occur, or which are described in such letter; or (3) at a specified date not more than five days prior to the Closing Date, there was any change in the capital stock or increases in long-term debt of the Company or, at such date, there was any decrease in net assets of the Company as compared with amounts shown in the latest balance sheet incorporated by reference in the Registration Statement, or for the period from the closing date of the latest income statement incorporated by reference in the Registration Statement to a specified date not more than five days prior to the Closing Date, there were any decreases as compared with the corresponding period of the previous year, in operating revenues, operating income, net income or in earnings applicable to common stock, except in all cases for changes or decreases which the Registration Statement discloses have occurred or may occur, or which are described in such letter; and

               (iii) Certain specified procedures have been applied to certain financial or other statistical information (to the extent such information was obtained from the general accounting records of the Company) set forth or incorporated by reference in the Registration Statement and that such procedures have not revealed any disagreement between the financial and statistical information so set forth or incorporated by reference in the Registration Statement and the underlying general accounting records of the Company, except as described in such letter.

          (b) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company, the Trust or you, shall be contemplated by the Commission, and if the Company and the Trust has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective in accordance with Rule 462(b).

          (c) Subsequent to the date of this Agreement, (i) there shall not have occurred any change or any development involving a prospective change not contemplated by the Prospectus as of the date of this Agreement in or affecting particularly the business or properties of the Company which, in the judgment of a majority in interest of the Purchasers including you, materially impairs the investment quality of the Preferred Securities, (ii) no rating of any of the Company's debt securities or any trust preferred securities guaranteed by the Company shall have been lowered, put on creditwatch or given a negative outlook by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g) and (iii) trading in securities generally on the New York Stock Exchange shall not have been suspended nor limited, other than a temporary suspension in trading to provide for an orderly market, nor shall minimum prices have been established on such Exchange, a banking moratorium shall not have been declared either by New York State or Federal authorities and there shall not have occurred an outbreak or escalation of major hostilities in which the United States is involved or other substantial national or international calamity or crisis (including one caused by a terrorist act), the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Preferred Securities.

          (d) There shall not be in effect on the Closing Date any order of the Public Service Commission of Maryland which would prevent the issuance, sale and delivery of the Subordinated Debentures and Guarantee in accordance with the terms contemplated by this Agreement.

          (e) You shall have received an opinion, dated the Closing Date, of a counsel for the Company to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which the conduct of its business or the ownership of its properties requires such qualification and the failure to do so would have a material and adverse impact on its financial condition;

               (ii) The Declaration, the Guarantee, the Indenture and the Subordinated Debentures (collectively the "BGE Agreements") have been duly authorized, executed and delivered by the Company and are valid instruments, legally binding on the Company and enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights and by general principles of equity;

               (iii) The issuance and sale of the Subordinated Debentures and Guarantee have been duly authorized by all necessary corporate action of the Company. The Subordinated Debentures (assuming that they have been duly authenticated by the Debenture Trustee or a duly designated Authentication Agent under the Indenture, which fact counsel need not verify by an inspection of the Subordinated Debentures), have been duly issued and constitute legal, valid, and binding obligations of the Company enforceable in accordance with their terms, and are entitled to the benefits provided by the Indenture except as such enforceability or entitlement may be limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights and by general principles of equity;

               (iv) The Registration Statement has become effective under the Act and (a) to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; (b) the Registration Statement (as of its effective date) and the Prospectus (as of the date hereof and as of the Closing Date) and any amendments or supplements thereto, as of their respective dates, appeared to comply as to form in all material respects with the requirements of Form S-3 under the Act and the 33 Act Rules and Regulations and the Trust Indenture Act; (c) such counsel has no reason to believe that either the Registration Statement or the Prospectus, or any such amendment or supplement, as of such respective dates or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statement therein not misleading; (d) the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and (e) such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; it being understood that such counsel, in addressing the matters covered in this paragraph (iv) need express no opinion with respect to the financial statements, including the notes thereto or any other financial or statistical data found or derived from the internal accounting or other records of the Company and its subsidiaries set forth or referred to in the Registration Statement and Prospectus or incorporated therein or attached as an exhibit thereto or as to the Statement of Eligibility and Qualification on Form T-l of the Debenture Trustee under the Indenture, the Guarantee Trustee under the Guarantee, or the trustee under the Declaration;

               (v) The approval of the Public Service Commission of Maryland necessary for the valid issuance by the Company of the Guarantee and the Subordinated Debentures pursuant to this Agreement has been obtained and continues in full force and effect. Counsel knows of no other approval of any other regulatory authority which is legally required for the valid offering, issuance, sale and delivery of the Guarantee and the Subordinated Debentures by the Company under this Agreement (except that such opinion need not pass upon the requirements of state securities acts);

               (vi) The consummation of the transactions contemplated in this Agreement and the compliance by the Company with all the terms of the Indenture did not and will not result in a breach of any of the terms and provisions of, or constitute a default under, the Company's Charter or By-Laws, or to the best of such counsel's knowledge, any indenture, mortgage or deed of trust or other agreement or instrument to which the Company is a party;

               (vii) This Agreement has been duly authorized, executed and delivered by the Company;

               (viii) The Declaration, the Indenture and the Guarantee are each duly qualified under the Trust Indenture Act;

               (ix) The issuance, sale and delivery of the Subordinated Debentures, the Guarantee and the Preferred Securities as contemplated by this Agreement are not subject to the approval of the Securities and Exchange Commission under the provisions of the Public Utility Holding Company Act of 1935 (the "1935 Act");

               (x) The statements set forth in the Prospectus under the caption "Description of the Preferred Securities," "Description of the Preferred Securities Guarantee," and "Description of the Junior Subordinated Debentures and on the cover page of the Prospectus and in the summary insofar as they purport to constitute a summary of the terms of the Indenture, Guarantee and the Preferred Securities, are accurate, complete and fair;

               (xi) To such counsel's knowledge, there are no legal or governmental proceedings pending to which the Trust is a party or of which any property of the Trust is the subject; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities;

               (xii) Neither the Trust nor the Company is and upon issuance and sale of preferred securities neither will be an "investment company" under the Investment Company Act of 1940, as amended;

               (xiii) The issuance and sale of the Preferred Securities and the Common Securities by the Trust, the compliance by the Trust with its obligations under this

          Agreement, the purchase of the Subordinated Debentures by the Trust from the Company, the distribution of the Subordinated Debentures upon the liquidation of the Trust in the circumstances contemplated by the Declaration and described in the Prospectus, and the consummation of the transactions contemplated herein and in the Declaration, did not and will not result in a breach of any of the terms and provisions of, or constitute a default under, any agreement or instrument known to such counsel to which the Trust is a party or by which the Trust is bound or to which any of the property or assets of the Trust is subject, nor will such action result in any violation of the provisions of the Declaration, or any Maryland or Federal statute or any order, rule or regulation known to such counsel of any Maryland or Federal court or government agency or body having jurisdiction over the Trust or any of its properties; and

               (xiv) At the Closing Date, all of the issued and outstanding Common Securities of the Trust will be directly owned by BGE subject only to the lien of its Mortgage and Deed of Trust, as amended and restated on June 20, 1995.

          In rendering such opinions, such counsel may rely as to all matters of Delaware law and legal conclusions therein upon the opinion of counsel referred to in Section 6(g) hereof.

          (f) The Purchasers shall have received from Cahill Gordon & Reindel LLP, counsel for the Purchasers, an opinion dated the Closing Date, with respect to the matters referred to in paragraph 6(e) subheadings (ii), (iii), (iv)(b),
(v), (vii), (viii) and (x) and such other matters as the Purchasers shall reasonably request and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass on such matters.

               In rendering such opinion, Cahill Gordon & Reindel LLP may rely, as to the incorporation of the Company, the approval of the Public Service Commission of Maryland required for the issuance, sale and delivery of the Preferred Securities and all other matters governed by the laws of the State of Maryland and the applicability of the 1935 Act, upon the opinion of Counsel for the Company referred to above and has relied as to all matters of Delaware law and legal conclusions therein upon the opinion of counsel referred to in Section 6(g) hereof.

               In addition, such counsel shall state that it participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Purchasers at which the contents of the Registration Statement and Prospectus and related matters were discussed. Given the limitations inherent in the role of outside counsel and the character of determinations involved in the preparation of the Registration Statement and Prospectus, such counsel shall not pass upon and will not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus and have made no independent check or verification thereof. On the basis of the foregoing, no facts have come to the attention of such counsel that lead it to believe that the Registration Statement and Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no comment with respect to the financial statements, including the notes thereto, or any other financial or statistical data found in or derived from the internal accounting or other records of the Company and its subsidiaries set forth or referred to in the Registration Statement and Prospectus or incorporated therein or as to the Statement of Eligibility and Qualification on Form T-l of the Debenture Trustee under the Indenture, the Guarantee Trustee under the Guarantee, or the property trustee under the Declaration).

     (g) Richards, Layton & Finger P.A., special Delaware counsel for the Trust and BGE, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

               (i) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made;

               (ii) Under the Delaware Statutory Trust Act and the Declaration, the Trust has the trust power and authority to own property and conduct its business as described in the Prospectus;

               (iii) Under the Delaware Statutory Trust Act and the Declaration, the Trust has the trust power and authority (a) to execute and deliver, and to perform its obligations under, this Agreement and (b) to issue and perform its obligations under the Preferred Securities and the Common Securities;

               (iv) Under the Delaware Statutory Trust Act and the Declaration, the execution and delivery by the Trust of this Agreement, and the performance by the Trust of its obligations hereunder, have been duly authorized by all necessary trust action on the part of the Trust;

               (v) The Declaration constitutes a valid and binding obligation of BGE and the Trustees, enforceable against BGE and the Trustees, in accordance with its terms, subject, as to enforcement to the effect upon the Declaration of (a) bankruptcy, insolvency, moratorium, receivership, liquidation, fraudulent conveyance, reorganization and other similar laws relating to or affecting the remedies and rights of creditors, (b) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered or applied in a proceeding in equity or at law) and (c) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

               (vi) The Preferred Securities have been duly authorized by the Declaration and are duly and validly issued and, subject to the qualifications set forth herein, fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities, as beneficial owners of the Trust (the "Securityholders"), are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation law of the State of Delaware; and provided that such counsel may note that the Securityholders may be obligated, pursuant to the Declaration, to (a) provide indemnity and/or security in connection with and pay a sum sufficient to cover any taxes or governmental charges arising from transfers or exchanges of Preferred Securities certificates and the issuance of replacement Preferred Securities certificates and (b) provide security and/or indemnity in connection with requests of or directions to the Property Trustee (as defined in the Declaration) to exercise its rights and powers under the Declaration; and under the Delaware Statutory Trust Act and the Declaration, the issuance of the Preferred Securities is not subject to preemptive or other similar rights;

               (vii) The Common Securities have been duly authorized by the Declaration and are duly and validly issued and fully paid undivided beneficial interests in the assets of the Trust; and under the Delaware Statutory Trust Act and the Declaration, the issuance of the Common Securities is not subject to preemptive or other similar rights;

               (viii) The issuance and sale by the Trust of the Preferred Securities and the Common Securities, the execution, delivery and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated herein and the compliance by the Trust with its obligations hereunder do not violate (a) any of the provisions of the Certificate of Trust of the Trust or the Declaration or (b) any applicable Delaware law or Delaware administrative regulation;

               (ix) Assuming that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Statutory Trust Act and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, no authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely as a result of the issuance and sale of the Preferred Securities, the consummation by the Trust of the transactions contemplated herein or the compliance by the Trust of its obligations hereunder; and

               (x) Assuming that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Statutory Trust Act and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, and assuming that the Trust is treated as a grantor trust for federal income tax purposes, the Securityholders (other than those holders of the Preferred Securities who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware (in rendering the opinion expressed in this paragraph (g), such counsel need express no opinion concerning the securities laws of the State of Delaware).

          (h) You shall have received from, Sullivan & Cromwell LLP, special tax counsel to the Company and the Trust, an opinion dated the Closing Date, to the effect that the statements made in the Prospectus under the caption "United States Federal Income Tax Consequences" to the extent they constitute matters of law or legal conclusions, have been reviewed by such counsel and are accurate and correct in all material respects and fairly present the information set forth therein, and that under current law and based on the representations, facts and assumptions described in Prospectus, and assuming full compliance with the terms of this Agreement, the Guarantee, the Indenture and the

     Declaration, the Trust will be characterized for United States federal income tax purposes as a grantor trust and will not be taxable as a corporation.

          (i) You shall have received (x) a certificate of the administrative trustee of the Trust stating that, to the best of his knowledge after reasonable investigation, and relying on opinions of counsel to the extent that legal matters are involved, that the representations and warranties of the Trust in this Agreement are true and correct in all material respects, that the Trust has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date and (y) a certificate of the Chairman of the Board, President or any Vice President and a principal financial or accounting officer of the Company, dated the Closing Date, in which such officers shall state, to the best of their knowledge after reasonable investigation, and relying on opinions of counsel to the extent that legal matters are involved, that the representations and warranties of the Company in this Agreement are true and correct in all material respects, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and that, subsequent to the date of the most recent financial statements set forth or incorporated by reference in the Prospectus, there has been no material adverse change in the financial position or in the financial results of operation of the Company except as set forth or contemplated in the Prospectus.

          (j) The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

          (k) An application shall have been filed to list Preferred Securities on the New York Stock Exchange.

          (l) The Declaration, the Guarantee and the Indenture shall have been executed and delivered, in each case in a form reasonably satisfactory to the Representatives.

          (m) A Special Event (as defined in the Prospectus) shall not have occurred and be continuing.

          In case any such condition shall not have been satisfied, this Agreement may be terminated by you upon notice in writing or by telecopy to the Company and the Trust without liability or obligation on the part of the Company or any Purchaser, except as set forth in Section 10 hereof.

          7. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY AND THE TRUST . The obligations of the Company and the Trust to sell and deliver the Subordinated Debentures and Preferred Securities are subject to the following conditions precedent:

          (a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, the Trust or you, shall be contemplated by the Commission.

     (b) There shall not be in effect on the Closing Date any order of the Maryland Public Service Commission which would prevent the issuance, sale and delivery of the Subordinated Debentures or Guarantee or which contains conditions or provisions with respect thereto which are not acceptable to the Company or the Trust, it being understood that no order in effect at the date of this Agreement contains any such unacceptable conditions or provisions.

     (c) A Special Event (as defined in the Prospectus) shall not have occurred and be continuing.

          If any such condition shall not have been satisfied, then the Company shall be entitled, by notice in writing or by telecopy to you, to terminate this Agreement without any liability on the part of the Company or any Purchaser, except as set forth in Section 10 hereof.

          8.   INDEMNIFICATION.

          (a) The Company and the Trust, jointly and severally, will indemnify and hold harmless each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Act or Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Purchaser or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto), or any related preliminary prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Purchaser and each such controlling person for any legal or other expenses reasonably incurred by such Purchaser or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Trust will not be liable to such Purchaser or controlling person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished to the Company or the Trust by such Purchaser or such controlling person specifically for use therein; and provided, further, that the Company shall not be liable to any Purchaser under the indemnity agreement in this subsection (a) with respect to any preliminary prospectus to the extent that any such loss, claim, damage or liability of such Purchaser results from the fact such Purchaser sold Preferred Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) in any case where such delivery is required by the Act if the Company has previously furnished copies thereof to such Purchaser and the loss, claim, damage or liability of such Purchaser results from an untrue statement or omission of a material fact contained in the preliminary prospectus which was corrected in the Prospectus (or the Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Purchaser will indemnify and hold harmless the Company and the Trust, each director or officer of the Company or the Trust and each person, if any, who controls the Company or the Trust within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company or the Trust or any such director, officer or controlling person may become subject, under the Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto), or any related preliminary prospectus or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Trust by such Purchaser specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Company or the Trust or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. This indemnity agreement will be in addition to any liability which such Purchaser may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under (a) and (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section, except to the extent the indemnifying party has been materially prejudiced by such omission. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to such indemnified party (who may, with the consent of the indemnified party, be counsel to the indemnifying party) and who shall not be counsel to any other indemnified party who may have interests conflicting with those of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          (d) If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Preferred Securities and Subordinated Debentures (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company, the Trust and the Purchasers and such controlling persons agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Purchasers and such controlling persons were treated as one entity for such purpose). Notwithstanding the provisions of this subsection (d), no Purchaser or controlling person shall be required to make contribution hereunder which in the aggregate exceeds the total public offering price of the Preferred Securities, purchased by the Purchaser under this Agreement, less the aggregate amount of any damages which such Purchaser or such controlling person has otherwise been required to pay in respect of the same claim or any substantially similar claim. The Purchasers' obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

          9. DEFAULT OF PURCHASERS. If any Purchaser or Purchasers default in their obligations to purchase Preferred Securities hereunder and the total number of Preferred Securities which such defaulting Purchaser or Purchasers agreed but failed to purchase is 10% of the total number of Preferred Securities or less, the non-defaulting Purchasers may make arrangements satisfactory to the Company and the Trust for the purchase of such Preferred Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Preferred Securities which such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the total number of Preferred Securities with respect to which such default or defaults occur is more than the above percentage and arrangements reasonably satisfactory to you and the Company for the purchase of such Preferred Securities by other persons are not made within seventy-two hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser, the Company or the Trust, except as provided in Section 10. In the event that any Purchaser or Purchasers default in their obligation to purchase Preferred Securities hereunder, the Company may, by prompt written notice to the non-defaulting Purchasers, postpone the Closing Date for a period of not more than seven full business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents, and the Company and the Trust will promptly file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

          10. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties, and other statements of the Company, the Trust or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or the Trust or any officer or director thereof or any controlling person, and will survive delivery of and payment for the Preferred Securities. If this Agreement is terminated pursuant to Section 6, 7 or 9 or if for any reason the purchase of the

Preferred Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(g). In addition, in such event the respective obligations of the Company, the Trust and the Purchasers pursuant to Section 8 shall remain in effect; provided, however, that each Purchaser will use its best efforts to promptly notify each other Purchaser and each dealer and prospective customer to whom such Purchaser has delivered a Prospectus for the Preferred Securities by telephone or telegraph, confirmed by letter in either case, of such termination or failure to consummate, including in such notice instructions regarding the continued use of the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus.

          11. NOTICES. All communications hereunder will be in writing, and, if sent to the Purchasers will be delivered or telecopied and confirmed to the address set forth below, or, if sent to the Company or the Trust, will be delivered or telecopied and confirmed to it, attention of Treasurer at 750 E. Pratt Street, 16th Floor, Baltimore, Maryland 21202, telecopier (410) 783-3619.

          Notices to the Purchasers shall be sent to the following address(es) or telecopier number(s):

          12. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

          13. CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          14. COUNTERPARTS. This Agreement may be executed in one or more counterparts and it is not necessary that the signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

          15. AUTHORITY TO ACT AS REPRESENTATIVES. We represent that we are authorized to act for the several Purchasers in connection with the transactions contemplated in this Agreement , and that any action under this Agreement taken by any of us will be binding upon all the Purchasers.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company, the Trust and the several Purchasers in accordance with its terms.

                                           Very truly yours,

                                           [Firm Name]


                                           By
                                              --------------------

                                           Title:
                                                 ---------------------------

                                           Acting on behalf of and as
                                           Representative(s) of the
                                           several Purchasers named in
                                           Schedule A hereto.*

The foregoing Purchase
Agreement is hereby confirmed
as of the date first above
written

BALTIMORE GAS AND ELECTRIC COMPANY


By
   --------------------

Title:
      ---------------------------


BGE Capital Trust II

By: Baltimore Gas and Electric Company, as Depositor


By
   --------------------------
Title:
      -----------------------

----------
*    To be deleted if the Agreement is not
     executed by one or more Purchasers acting as Representative(s) of the Purchasers for purposes of this Agreement.

                                   SCHEDULE A

Name of Purchaser                                             Amount
-----------------                                             ------





Total
                                                              --------------
                                                              $
                                                              ==============